Exhibit 99.2

THE MILLS CORPORATION

SUPPLEMENTAL INFORMATION

Table of Contents

As of December 31, 2003

THE MILLS CORPORATION

OVERVIEW

The Company

The Mills Corporation (the “Company”) is a fully integrated, self-managed real estate investment trust (“REIT”) that provides development, redevelopment, leasing, financing, management and marketing services to its properties. The Company conducts all of its business and owns all of its properties through The Mills Limited Partnership (“Mills LP”) and its various subsidiaries. The Company is the sole general partner of Mills LP in which it owned a 1% general partner interest and a 77.88% limited partner interest as of December 31, 2003.  Mills LP owns 100% of MillsServices Corp. (“MSC”), a taxable REIT subsidiary. MSC provides development, management, leasing and financial services to all but two of the Company’s real estate joint ventures and does not perform any services for entities in which the Company is not a significant investor.

The Company’s primary focus is its portfolio of 26 retail and entertainment-oriented centers comprised of 15 super-regional “Mills Landmark Centers,” 10 regional “21st Century Retail and Entertainment Centers” and one “International Retail and Entertainment Center.” At December 31, 2003, the Company owns or has an interest in:

Mills Landmark Centers

•                  Arizona Mills – Phoenix, AZ

•                  Arundel Mills – Baltimore, MD

•                  Colorado Mills – Denver, CO

•                  Concord Mills – Charlotte, NC

•                  Discover Mills – Atlanta, GA

•                  Franklin Mills – Philadelphia, PA

•                  Grapevine Mills – Dallas/Fort Worth, TX

•                  Great Mall of the Bay Area – Silicon Valley, CA

•                  Gurnee Mills – Chicago, IL

•                  Katy Mills – Houston, TX

•                  Ontario Mills – Los Angeles, CA

•                  Opry Mills – Nashville, TN

•                  Potomac Mills –  Washington, DC

•                  St. Louis Mills – St. Louis, MO

•                  Sawgrass Mills – Fort Lauderdale, FL

21st Century Retail and Entertainment Centers

•                  The Block at Orange – Los Angeles, CA

•                  Broward Mall – Fort Lauderdale, FL

•                  Del Amo Fashion Center – Los Angeles, CA

•                  Dover Mall – Dover, DE

•                  The Esplanade – New Orleans, LA

•                  Galleria at White Plains – White Plains, NY

•                  Gwinnett Place – Atlanta, GA

•                  Northpark Mall – Jackson, MS

•                  Riverside Square – Hackensack, NJ

•                  Town Center at Cobb –  Atlanta, GA

International Retail and Entertainment Center

•                  Madrid Xanadú – Madrid, Spain

In January 2004, the Company acquired Westland Mall, a 21st Century Retail and Entertainment Center, located in Miami, FL.

Other portfolio holdings include three “Community Centers”: Arundel Mills Marketplace (Baltimore, MD), Concord Mills Marketplace (Charlotte, NC) and Liberty Plaza (Philadelphia, PA); 19 single tenant properties subject to net leases and operating as CVS pharmacies (“Net Lease Properties”); and other related commercial development.

The Company is actively involved in development activities at several locations, including the following projects:

•                  Cincinnati Mills in Cincinnati, OH is undergoing redevelopment and conversion into a Mills Landmark Center. While it remains open during the conversion, the redeveloped project is expected to have its grand opening in Summer 2004.

•                  Vaughan Mills in Toronto, Canada broke ground in 2003 and is also being developed as a Mills Landmark Center. It is expected to open in Fall 2004.

•                  Pittsburgh Mills in Pittsburgh, PA, another Mills Landmark Center development, is projected to open in Spring 2005.

•                  Redevelopment of the recently acquired Del Amo Fashion Center in Los Angeles, CA is in the planning stages.

•                  Meadowlands Xanadu in East Rutherford, NJ, The Piers 27-31 in San Francisco, CA and 108 N. State Street in Chicago, IL are all in the predevelopment stage.

Fair Value Adjustments Related to Acquisitions

Since late 2002, the Company has acquired several operating properties. Such acquisitions are accounted for under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations” and SFAS No. 142 “Goodwill and Other Intangible Assets”.  Results of the acquired operating properties are included in the Company’s results of operations from the date of acquisition. Using various valuation methods, the purchase price is allocated to land, buildings and improvements, equipment, debt and identifiable intangibles such as existing leases and lease origination costs. Identifiable intangibles primarily relate to leases and are amortized over the terms of the acquired leases. Because of the Company’s existing contacts and relationships with tenants, no incremental value is ascribed to tenant relationships. The Company’s allocations of the purchase price for the 2003 acquisitions of the Great Mall of the Bay Area and the Del Amo Fashion Center are preliminary and subject to change.

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures

The Company’s press release and this Supplemental Information package present certain non-GAAP financial measures the Company believes are useful to its investors and management. Such measures include:

•                                          Funds From Operations (“FFO”)

•                                          Adjusted Funds From Operations (“AFFO”)

•                                          Net Operating Income (“NOI”)

•                                          Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”)

Income before minority interest and discontinued operations is considered the most directly comparable GAAP measure for each of these measures.  Attachment 1, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms”, includes definitions and reconciliations of each of these measures and further explains why the Company believes such measures are useful.

Cautionary Statement

Certain information contained in this Supplemental Information package may constitute “forward-looking statements” for the purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.

Forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “would be,” or “continue” or the negative thereof or other variations thereon or comparable terminology are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

•                                          the general economic climate,

•                                          the supply and demand for retail properties,

•                                          interest rate levels and fluctuations in the exchange rates between the U.S. dollar and foreign currencies in countries where the Company has investments,

•                                          the availability to the Company of financing for its development projects or acquisition activities,

•                                          risks associated with the development, acquisition and operation of retail properties, including risks that the development of the project may not be completed on schedule, that the Company may not be able to lease available space to tenants at favorable rental rates, that tenants will not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated, and

•                                          those risks described in the section entitled “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2002.

The Company undertakes no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

THE MILLS CORPORATION

OPERATING PROPERTIES

December 31, 2003

Gross leasable area (“GLA”) and certain other information pertaining to properties that the Company owns or has an interest in follow.  Anchor stores are defined as occupying at least 20,000 square feet. Tenant owned GLA is included in anchor store GLA, except for Community Centers that include tenant owned GLA in in-line store GLA.  GLA data is stated in square feet.

	Metropolitan Area Serviced	Year Opened or Acquired	Gross Leaseable Area (“GLA”)			# of Anchor Stores	Tenant Owned GLA
			Total	Anchor Stores	In-line Stores
Mills Landmark Centers:
Arizona Mills	Phoenix, AZ	1997	1,227,000	706,000	521,000	17	—
Arundel Mills	Baltimore, MD	2000	1,238,000	725,000	513,000	16	—
Colorado Mills	Denver, CO	2002	1,101,000	535,000	566,000	10	181,000
Concord Mills	Charlotte, NC	1999	1,278,000	722,000	556,000	17	—
Discover Mills	Atlanta, GA	2001	1,103,000	595,000	508,000	13	—
Franklin Mills	Philadelphia, PA	1989	1,751,000	1,140,000	611,000	20	210,000
Grapevine Mills	Dallas/Fort Worth, TX	1997	1,601,000	1,082,000	519,000	22	—
Great Mall of the Bay Area	Silicon Valley, CA	2003	1,282,000	642,000	640,000	14	—
Gurnee Mills	Chicago, IL	1991	1,624,000	990,000	634,000	15	251,000
Katy Mills	Houston, TX	1999	1,218,000	632,000	586,000	14	—
Ontario Mills	Los Angeles, CA	1996	1,484,000	965,000	519,000	23	125,000
Opry Mills	Nashville, TN	2000	1,123,000	595,000	528,000	16	—
Potomac Mills	Washington, DC	1985	1,498,000	872,000	626,000	19	80,000
St. Louis Mills	St. Louis, MO	2003	1,032,000	527,000	505,000	12	—
Sawgrass Mills	Fort Lauderdale, FL	1991	2,072,000	1,250,000	822,000	22	282,000
			20,632,000	11,978,000	8,654,000	250	1,129,000

21st Century Retail and Entertainment Centers:
The Block at Orange	Los Angeles, CA	1998	659,000	385,000	274,000	10	—
Broward Mall	Fort Lauderdale, FL	2003	998,000	717,000	281,000	4	717,000
Del Amo Fashion Center (1)	Los Angeles, CA	2003	2,095,000	1,389,000	706,000	12	785,000
Dover Mall	Wilmington, DE	2003	887,000	647,000	240,000	6	332,000
The Esplanade	New Orleans, LA	2003	901,000	544,000	357,000	3	498,000
Galleria at White Plains	White Plains, NY	2003	882,000	608,000	274,000	4	329,000
Gwinnett Place	Atlanta, GA	2003	1,278,000	844,000	434,000	5	720,000
Northpark Mall	Jackson, MS	2003	961,000	647,000	314,000	4	647,000
Riverside Mall	Hackensack, NJ	2002	627,000	425,000	202,000	3	293,000
Town Center at Cobb	Atlanta, GA	2003	1,273,000	851,000	422,000	5	723,000
Westland Mall (2)	Miami, FL	2004	835,000	604,000	231,000	3	237,000
			11,396,000	7,661,000	3,735,000	59	5,281,000

International Retail and Entertainment Center:
Madrid Xanadú	Madrid, Spain	2003	1,393,000	970,000	423,000	15	376,000

Community Centers:
Arundel Mills Marketplace	Baltimore, MD	2003	101,000	77,000	24,000	3	—
Concord Mills Marketplace	Charlotte, SC	2001	228,000	217,000	11,000	2	11,000
Liberty Plaza	Philadelphia, PA	1994	372,000	319,000	53,000	4	14,000
			701,000	613,000	88,000	9	25,000
Portfolio Totals			34,122,000	21,222,000	12,900,000	333	6,811,000

(1)                                  Excludes 516,000 square feet of space under redevelopment, of which 113,000 square feet is office space.

(2)                                  Acquired in January 2004.

THE MILLS CORPORATION

PROPERTIES UNDER CONSTRUCTION AND REDEVELOPMENT

(Unaudited, dollars in millions)

The Company is actively involved in the construction, development or redevelopment of a number of projects. Details of projects under construction and/or redevelopment at December 31, 2003 follow. Such information is subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company.  Approximate GLA is projected at full build out and includes space that may be owned by certain anchor store tenants. Company Equity to Date excludes amounts which the Company has advanced to the project and expects to be repaid from the proceeds of various financings. GLA is stated in square feet.

	Anticipated Opening Date	Approx. GLA	Estimated Aggregate Project Cost	Required Equity from Company	Company’s Equity to Date	Anchor Store Tenant Commitments	Percentage Pre-leased
Cincinnati Mills (1) Cincinnati, OH	Summer 2004	1,484,000	$137	$28	$28	10	66.4%
Vaughan Mills (2) Toronto, Canada	Fall 2004	1,139,000	$223	$35	$35	8	56.8%
Pittsburgh Mills (3) Pittsburgh, PA	Spring 2005	1,090,000	$174	$31	$22	1	7.2%
Del Amo Fashion Center (4) Los Angeles, CA	—	—	—	—	—	—	—

(1)                                  Cincinnati Mills is in redevelopment and has remained open during construction. As such, anchor store tenant commitments and the percentage pre-leased include tenants currently open.  The Company has contributed the total equity required for this project.

(2)                                  The Company has contributed the total equity required for this project.  The functional currency for Vaughan Mills is Canadian Dollars. The aggregate project cost is estimated at C$289 million.

(3)                                  Leasing efforts have begun and several letters of interest from possible anchor stores have been received

(4)                                  Redevelopment of the entire mall is being contemplated beginning with a vacant 403,000 square foot wing.

SUPPLEMENTAL INFORMATION

CONSTRUCTION IN PROGRESS

(Unaudited, in millions)

The following summarizes construction in progress at December 31, 2003.  The gross amounts include all projects the Company is currently involved with. The proportionate share amounts include wholly owned projects and the Company’s proportionate share of unconsolidated joint venture projects.

	Gross	Proportionate Share
Construction in progress:
Consolidated	$292	$292
Joint venture operating properties	27	15
Joint venture development properties	204	130
	$523	$437

THE MILLS CORPORATION

SUPPLEMENTAL FINANCIAL DATA

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Statements of Income Data:
Revenues:
Minimum rent	$65,565	$35,792	$213,683	$119,568
Percentage rent	4,463	1,809	5,636	2,267
Recoveries from tenants	36,030	18,884	107,716	58,123
Other property revenue	11,116	5,733	27,769	15,748
Management fee income from unconsolidated joint ventures	2,705	2,311	11,784	10,925
Other fee income from unconsolidated joint ventures	773	4,348	4,542	8,856

Total operating revenues	120,652	68,877	371,130	215,487

Expenses:
Recoverable from tenants	34,304	18,148	96,531	52,562
Other operating	3,780	2,113	12,724	6,281
General and administrative	8,410	8,117	24,666	17,736
Depreciation and amortization	31,868	16,025	89,691	48,405

Total operating expenses	78,362	44,403	223,612	124,984
	42,290	24,474	147,518	90,503
Other income and expenses:
Equity in earnings of unconsolidated joint ventures	12,413	16,265	27,039	30,522
Equity in foreign currency exchange (losses) gains, net	(33)	—	1,152	—
Equity in loss on debt extinguishments	(430)	(13)	(456)	(13)
Interest income	2,736	1,809	11,518	7,440
Interest expense, net	(23,230)	(12,395)	(76,636)	(48,156)
Loss on debt extinguishments	—	—	(550)	(1,260)
Gain on sales of joint venture interests	729	—	9,191	—
Other income (expense)	431	(2,234)	(1,605)	(653)
Foreign currency exchange gains, net	13,717	4,983	38,639	11,582

Income before minority interest and discontinued operations	48,623	32,889	155,810	89,965
Minority interest including Series D preferred unit distributions	(9,606)	(9,025)	(33,591)	(27,761)

Income from continuing operations	39,017	23,864	122,219	62,204
Discontinued operations, net of minority interest	—	70	93	271

Net income	39,017	23,934	122,312	62,475
Preferred stock dividends	(8,896)	(2,555)	(27,798)	(2,555)

Income available to common stockholders	$30,121	$21,379	$94,514	$59,920

Earnings per Common Share — Basic:
Income from continuing operations	$.63	$.55	$2.09	$1.67
Discontinued operations	—	—	.01	.01
Income per common share	$.63	$.55	$2.10	$1.68

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Earnings per Common Share — Diluted:
Income from continuing operations	$.62	$.54	$2.06	$1.65
Discontinued operations	—	—	.01	.01
Income per common share	$.62	$.54	$2.07	$1.66

Funds from operations	$81,679	$55,348	$249,036	$167,781

Funds from operations available to common equity holders	$72,564	$52,793	$220,567	$165,226

Funds from operations per common share and unit – basic	$1.15	$.94	$3.62	$3.17

Funds from operations per common share and unit – diluted	$1.13	$.93	$3.58	$3.12

Weighted Average Number of Common Shares and Units Outstanding:
Basic:
Weighted average common shares	48,221	39,257	44,864	35,491
Weighted average common shares and units	62,959	55,719	60,628	52,118
Diluted:
Weighted average common shares	49,318	40,132	45,785	36,355
Weighted average common shares and units	64,056	56,594	61,549	52,982

Selected Balance Sheet Data at December 31, 2003	Consolidated	Proportionate Share*	Total

Net income producing property	$1,836,360	$1,123,487	$2,959,847
Land held for investment and/or sale	12,039	14,367	26,406
Cash and cash equivalents	15,777	62,788	78,565
Restricted cash	37,484	22,253	59,737
Accounts receivable, net	45,546	62,857	108,403
Notes receivable	27,865	8,447	36,312
Accounts payable and other liabilities	191,193	90,818	282,011

* Company’s proportionate share of unconsolidated joint ventures’ balances.

THE MILLS CORPORATION

UNCONSOLIDATED JOINT VENTURES

NET INCOME AND FUNDS FROM OPERATIONS

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Revenues:
Minimum rent	$62,869	$45,785	$224,227	$181,775
Percentage rent	2,895	2,230	3,653	3,176
Recoveries from tenants	24,238	19,057	89,658	71,913
Other property revenue	12,208	8,094	30,407	21,857

Total operating revenues	102,210	75,166	347,945	278,721

Expenses:
Recoverable from tenants	21,326	16,861	80,472	65,324
Other operating*	8,249	4,755	23,488	15,577
Depreciation and amortization	32,198	23,284	112,215	94,633

Total operating expenses	61,773	44,900	216,175	175,534

	40,437	30,266	131,770	103,187
Other income (expense):
Interest income	462	1,082	1,791	3,073
Interest expense, net	(31,139)	(20,362)	(108,797)	(82,536)
Loss on debt extinguishments	(1,739)	(35)	(1,783)	(35)
Other income	8,198	12,223	12,103	21,491
Foreign currency exchange gains, net	(53)	—	1,901	—

Net income	$16,166	$23,174	$36,985	$45,180

Company’s equity in net income	$11,983	$16,252	$26,583	$30,509

Funds from operations	$48,417	$46,458	$147,299	$139,813

Company’s share of funds from operations	$28,168	$28,201	$81,751	$73,439

* Includes Company management fees of $2,686 and $2,501 for the three months ended December 31, 2003 and 2002, respectively, and $10,992 and $9,601 for the years ended December 31, 2003 and 2002, respectively.

THE MILLS CORPORATION

NET OPERATING INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2003

(Unaudited, dollars in thousands)

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Wholly owned properties included in the analysis are as follows:

•                  Comparable properties – Gurnee Mills, Franklin Mills, Opry Mills, Potomac Mills, Sawgrass Mills, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                  New Properties – Cincinnati Mills, Great Mall of the Bay Area*, Broward Mall, Del Amo Fashion Center, Dover Mall, The Esplanade, Galleria at White Plains, Northpark Mall and Riverside Square.

Joint venture properties included in the analysis are as follows:

•                  Comparable properties –  Arizona Mills, Concord Mills, Grapevine Mills, Katy Mills, Ontario Mills and The Block at Orange.

•                  New Properties – Arundel Mills, Colorado Mills, Discover Mills, Great Mall of the Bay Area*,  St. Louis Mills, Gwinnett Place, Town Center at Cobb, Madrid Xanadú and Arundel Mills Marketplace.

Wholly Owned Properties	Comparable Properties	New Properties*	Net Lease Properties	Total
Rental Revenues
Minimum rent	$36,423	$28,008	$1,134	$65,565
Percentage rent	1,508	2,955	—	4,463
Recoveries from tenants	16,904	19,126	—	36,030
Other property revenue	6,542	4,574	—	11,116

Total rental revenues	61,377	54,663	1,134	117,174

Property Operating Costs
Recoverable from tenants	13,976	20,328	—	34,304
Other operating	2,829	851	100	3,780

Total property operating costs	16,805	21,179	100	38,084

Net operating income	$44,572	$33,484	$1,034	$79,090

Unconsolidated Joint Venture Properties	Comparable Properties	New Properties*	Total
Rental Revenues
Minimum rent	$31,819	$31,050	$62,869
Percentage rent	2,025	870	2,895
Recoveries from tenants	14,419	9,819	24,238
Other property revenue	7,110	5,098	12,208

Total rental revenues	55,373	46,837	102,210

Property Operating Costs
Recoverable from tenants	11,954	9,372	21,326
Other operating (1)	1,670	3,893	5,563

Total property operating costs	13,624	13,265	26,889

Net operating income	$41,749	$33,572	$75,321

Company’s proportionate share	$20,516	$17,969	$38,485
Percent leased (2):
Combined properties	94.5%	91.5%	93.3%

* Approximately 50% of the Company’s interest in the Great Mall of the Bay Area was conveyed in December 2003.

(1)          Excludes management fees of $2,686.

(2)          Percent leased includes all space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Wholly owned properties included in the analysis are as follows:

•                  Comparable properties – Gurnee Mills, Franklin Mills, Opry Mills, Potomac Mills, Sawgrass Mills, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                  New Properties – Cincinnati Mills and Riverside Square.

Joint venture properties included in the analysis are as follows:

•                  Comparable properties –  Arizona Mills, Concord Mills, Grapevine Mills, Katy Mills, Ontario Mills and The Block at Orange.

•                  New Properties – Arundel Mills, Colorado Mills, Discover Mills and Arundel Mills Marketplace.

Wholly Owned Properties	Comparable Properties	New Properties	Net Lease Properties	Total
Rental Revenues
Minimum rent	$32,311	$2,341	$1,140	$35,792
Percentage rent	1,731	78	—	1,809
Recoveries from tenants	18,181	703	—	18,884
Other property revenue	5,665	68	—	5,733

Total rental revenues	57,888	3,190	1,140	62,218

Property Operating Costs
Recoverable from tenants	17,273	875	—	18,148
Other operating	2,066	47	—	2,113

Total property operating costs	19,339	922	—	20,261

Net operating income	$38,549	$2,268	$1,140	$41,957

Unconsolidated Joint Venture Properties	Comparable Properties	New Properties	Total
Rental Revenues
Minimum rent	$31,731	$14,054	$45,785
Percentage rent	1,975	255	2,230
Recoveries from tenants	14,126	4,931	19,057
Other property revenue	6,056	2,038	8,094

Total rental revenues	53,888	21,278	75,166

Property Operating Costs
Recoverable from tenants	12,861	4,000	16,861
Other operating (1)	1,500	754	2,254

Total property operating costs	14,361	4,754	19,115

Net operating income	$39,527	$16,524	$56,051

Company’s proportionate share	$20,039	$7,633	$27,672

Percent leased (2):
Combined properties	93.8%	93.8%	93.8%

(1)          Excludes management fees of $2,501.

(2)          Percent leased includes all space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Wholly owned properties included in the analysis are as follows:

•                  Comparable properties – Gurnee Mills, Franklin Mills, Opry Mills, Potomac Mills, Sawgrass Mills, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                  New Properties – Cincinnati Mills, Great Mall of the Bay Area*, Broward Mall, Del Amo Fashion Center, Dover Mall, The Esplanade, Galleria at White Plains, Northpark Mall and Riverside Square.

Joint venture properties included in the analysis are as follows:

•                  Comparable properties –  Arizona Mills, Concord Mills, Grapevine Mills, Katy Mills, Ontario Mills and The Block at Orange.

•                  New Properties – Arundel Mills, Colorado Mills, Discover Mills, Great Mall of the Bay Area*,  St. Louis Mills, Gwinnett Place, Town Center at Cobb, Madrid Xanadú and Arundel Mills Marketplace.

Wholly Owned Properties	Comparable Properties	New Properties*	Net Lease Properties	Total
Rental Revenues
Minimum rent	$132,431	$76,492	$4,760	$213,683
Percentage rent	1,841	3,795	—	5,636
Recoveries from tenants	61,872	45,844	—	107,716
Other property revenue	18,702	9,067	—	27,769

Total rental revenues	214,846	135,198	4,760	354,804

Property Operating Costs
Recoverable from tenants	54,607	41,924	—	96,531
Other operating	8,786	3,819	119	12,724

Total property operating costs	63,393	45,743	119	109,255

Net operating income	$151,453	$89,455	$4,641	$245,549

Unconsolidated Joint Venture Properties	Comparable Properties	New Properties*	Total
Rental Revenues
Minimum rent	$125,533	$98,694	$224,227
Percentage rent	2,558	1,095	3,653
Recoveries from tenants	52,738	36,920	89,658
Other property revenue	19,862	10,545	30,407

Total rental revenues	200,691	147,254	347,945

Property Operating Costs
Recoverable from tenants	46,611	33,861	80,472
Other operating (1)	4,555	7,941	12,496

Total property operating costs	51,166	41,802	92,968

Net operating income	$149,525	$105,452	$254,977

Company’s proportionate share	$75,103	$55,146	$130,249

Percent leased (2):
Combined properties	94.5%	91.5%	93.3%

* Approximately 50% of the Company’s interest in the Great Mall of the Bay Area was conveyed in December 2003.

(1)          Excludes management fees of $10,992.

(2)          Percent leased includes all space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

The following information details certain line items contained in the Supplemental Financial Data. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Wholly owned properties are included in the analysis as follows:

•                  Comparable properties – Gurnee Mills, Franklin Mills, Opry Mills*, Potomac Mills, Sawgrass Mills, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

•                  New Properties – Cincinnati Mills and Riverside Square.

Joint venture properties are included in the analysis as follows:

•                  Comparable properties –  Arizona Mills, Concord Mills, Grapevine Mills, Katy Mills, Opry Mills*, Ontario Mills and The Block at Orange.

•                  New Properties – Arundel Mills, Colorado Mills, Discover Mills and Arundel Mills Marketplace.

Wholly Owned Properties	Comparable Properties*	New Properties	Net Lease Properties	Total
Rental Revenues
Minimum rent	$112,546	$2,507	$4,515	$119,568
Percentage rent	2,189	78	—	2,267
Recoveries from tenants	57,420	703	—	58,123
Other property revenue	15,680	68	—	15,748

Total rental revenues	187,835	3,356	4,515	195,706

Property Operating Costs
Recoverable from tenants	51,669	893	—	52,562
Other operating	6,234	47	—	6,281

Total property operating costs	57,903	940	—	58,843

Net operating income	$129,932	$2,416	$4,515	$136,863

Unconsolidated Joint Venture Properties	Comparable Properties *	New Properties	Total
Rental Revenues
Minimum rent	$135,044	$46,731	$181,775
Percentage rent	2,887	289	3,176
Recoveries from tenants	55,814	16,099	71,913
Other property revenue	17,372	4,485	21,857

Total rental revenues	211,117	67,604	278,721

Property Operating Costs
Recoverable from tenants	51,470	13,854	65,324
Other operating (1)	4,348	1,628	5,976

Total property operating costs	55,818	15,482	71,300

Net operating income	$155,299	$52,122	$207,421

Company’s proportionate share	$63,729	$29,473	$93,202

Percent leased (2):
Combined properties	93.8%	93.8%	93.8%

* The portion of Opry Mills not owned by the Company was acquired in June 2003.

(1)          Excludes management fees of $9,601.

(2)          Percent leased includes all spaced leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

THE MILLS CORPORATION

LEASE EXPIRATION SCHEDULE

Wholly Owned Properties

(Unaudited)

The following summarizes leases that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on December 31, 2003.  Approximately 4.4 million square feet of tenant owned GLA and 0.4 million square feet of ground leases are excluded from this analysis.

		Leased Area		Minimum Rent
Lease Expiration Year	# Expiring	Square Feet	%	Annualized	%	Average per Square Foot
Anchor Tenants *
2004	13	588,295	11.70%	$5,398,116	11,26%	$9.18
2005	9	270,654	5.38%	3,075,982	6.41%	11.36
2006	8	383,850	7.63%	4,198,000	8.75%	10.94
2007	6	164,966	3.28%	1,555,848	3.24%	9.43
2008	10	909,955	18.10%	7,023,381	14.65%	7.72
2009	8	534,241	10.63%	4,522,546	9.43%	8.47
2010	18	687,145	13.67%	6,864,515	14.32%	9.99
2011	6	204,837	4.07%	2,642,092	5.51%	12.90
2012	5	250,620	4.98%	1,768,480	3.69%	7.06
2013	2	47,044.94%		477,916	1.00%	10.16
After 2013	16	986,130	19.62%	10,423,883	21.74%	10.57
	101	5,027,737	100.00%	$47,950,759	100.00%	$9.54
In-line Tenants
2004	258	810,708	16.51%	$19,494,892	13.93%	$24.05
2005	238	802,882	16.35%	22,412,964	16.02%	27.92
2006	218	678,167	13.81%	18,889,144	13.50%	27.85
2007	168	446,754	9.10%	12,989,326	9.28%	29.07
2008	156	397,054	8.09%	12,632,543	9.03%	31.82
2009	90	330,762	6.74%	8,977,520	6.42%	27.14
2010	137	396,053	8.07%	12,743,552	9.11%	32.18
2011	110	330,748	6.74%	11,017,689	7.87%	33.31
2012	87	220,625	4.49%	7,180,002	5.13%	32.54
2013	91	358,399	7.30%	9,479,040	6.77%	26.45
After 2013	35	137,433	2.80%	4,119,037	2.94%	29.97
	1,588	4,909,585	100.00%	$139,935,709	100.00%	$28.03
Total Expirations
2004	271	1,399,003	14.08%	$24,893,008	13.25%	$17.79
2005	247	1,073,536	10.80%	25,488,946	13.57%	23.74
2006	226	1,062,017	10.69%	23,087,144	12.29%	21.74
2007	174	611,720	6.16%	14,545,174	7.74%	23.78
2008	166	1,307,009	13.15%	19,655,924	10.46%	15.04
2009	98	865,003	8.70%	13,500,066	7.19%	15.61
2010	155	1,083,198	10.90%	19,608,067	10.44%	18.10
2011	116	535,585	5.39%	13,659,781	7.27%	25.50
2012	92	471,245	4.74%	8,948,482	4.76%	18.99
2013	93	405,443	4.08%	9,956,956	5.30%	24.56
After 2013	51	1,123,563	11.31%	14,542,920	7.73%	12.94
	1,689	9,937,322	100.00%	$187,886,468	100.00%	$18.67

* Defined as any tenant whose GLA equals or exceeds 20,000 square feet.

THE MILLS CORPORATION

LEASE EXPIRATION SCHEDULE
Unconsolidated Joint Ventures
(Unaudited)

The following summarizes lease that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on December 31, 2003.  Approximately 2.4 million square feet of tenant owned GLA and 0.2 million square feet of ground leases are excluded from this analysis.

		Leased Area		Minimum Rent
Lease Expiration Year	# Expiring	Square Feet	%	Annualized	%	Average per Square Foot
Anchor Tenants *
2004	5	135,636	1.84%	$1,741,324	1.97%	$12.84
2005	5	124,933	1.69%	1,614,969	1.83%	12.93
2006	6	142,843	1.94%	1,848,800	2.10%	12.94
2007	15	388,839	5.27%	6,235,475	7.07%	16.04
2008	7	214,024	2.90%	2,916,800	3.31%	13.63
2009	20	718,833	9.75%	8,938,046	10.13%	12.43
2010	20	836,464	11.34%	9,496,645	10.76%	11.35
2011	12	461,873	6.26%	5,280,616	5.98%	11.43
2012	19	979,092	13.27%	9,507,762	10.78%	9.71
2013	21	807,560	10.95%	7,653,370	8.67%	9.48
After 2013	42	2,565,945	34.79%	33,003,252	37.40%	12.86
	172	7,376,042	100.00%	$88,237,059	100.00%	$11.96
In-line Tenants
2004	249	768,891	13.14%	$18,512,099	11.28%	$24.08
2005	211	587,553	10.04%	15,740,606	9.59%	26.79
2006	213	645,914	11.04%	17,890,349	10.90%	27.70
2007	224	640,145	10.94%	17,324,757	10.56%	27.06
2008	202	551,964	9.43%	17,001,697	10.36%	30.80
2009	138	377,097	6.44%	11,280,156	6.87%	29.91
2010	144	456,804	7.80%	14,423,447	8.79%	31.57
2011	122	457,368	7.81%	12,942,721	7.89%	28.30
2012	115	391,126	6.68%	10,820,928	6.59%	27.67
2013	214	640,156	10.94%	19,372,905	11.81%	30.26
After 2013	90	335,836	5.74%	8,785,539	5.35%	26.16
	1,922	5,852,854	100.00%	$164,095,204	100.00%	$28.04
Total Expirations
2004	254	904,527	6.84%	$20,253,423	8.03%	$22.39
2005	216	712,486	5.39%	17,355,575	6.88%	24.36
2006	219	788,757	5.96%	19,739,149	7.82%	25.03
2007	239	1,028,984	7.78%	23,560,232	9.34%	22.90
2008	209	765,988	5.79%	19,918,497	7.89%	26.00
2009	158	1,095,930	8.28%	20,218,202	8.01%	18.45
2010	164	1,293,268	9.78%	23,920,092	9.48%	18.50
2011	134	919,241	6.95%	18,223,337	7.22%	19.82
2012	134	1,370,218	10.36%	20,328,690	8.06%	14.84
2013	235	1,447,716	10.94%	27,026,275	10.71%	18.67
After 2013	132	2,901,781	21.93%	41,788,791	16.56%	13.40
	2,094	13,228,896	100.00%	$252,332,263	100.00%	$19.07

* Defined as any tenant whose GLA equals or exceeds 20,000 square feet.

THE MILLS CORPORATION

RENTAL RATES

(Unaudited)

Average base rent per square foot for store openings and closings at the Company’s operating properties for each of the five years ended December 31 is presented below.  Properties in the initial lease-up phase* are excluded from the analysis as are the Company’s Community Centers. The re-leasing spread is the difference between average base rent per square foot of space opened and that of space closed.

	Store Openings		Store Closings
	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Re-leasing Spread
Anchor Stores:
2003	$12.14	137,140	$7.94	512,066	$4.20	52.9%
2002	11.04	180,644	6.91	459,189	4.13	59.8%
2001	15.94	133,185	7.54	498,868	8.40	111.4%
2000	14.24	313,287	10.16	177,003	4.08	40.2%
1999	10.39	297,754	9.05	112,302	1.34	14.8%

In-line Stores:
2003	$28.78	820,612	$27.24	877,151	$1.54	5.7%
2002	28.32	652,454	25.32	694,425	3.00	11.8%
2001	28.63	618,806	24.58	829,916	4.05	16.5%
2000	29.07	423,771	25.16	391,141	3.91	15.5%
1999	26.09	318,864	24.50	454,633	1.59	6.5%

* Properties in the initial lease-up phase include:

2003 – Colorado Mills, Discover Mills, St. Louis Mills and Madrid Xanadú

2002/2001 – Arundel Mills, Discover Mills and Opry Mills

2000 – Concord Mills, Katy Mills and The Oasis at Sawgrass

2000/1999 – The Block at Orange

THE MILLS CORPORATION

AVERAGE RENTS

(Unaudited)

The following presents annualized rent data for the Company’s operating properties, excluding its Community Centers. Annualized amounts are based on leases in place as of December 31 for the years presented.  Ground leases and tenant owned GLA are excluded from the average rent per square foot calculation.

	Minimum Rent Plus Percentage Rent
	Total Stores		Anchor Stores		In-line Stores
Year	Total	Per Sq. Ft.	Total	Per Sq. Ft.	Total	Per Sq. Ft.

2003	$450,645,070	$20.81	$128,649,356	$11.52	$321,995,714	$30.72
2002	286,838,237	18.60	102,917,273	11.17	183,920,964	29.65
2001	266,706,922	18.23	95,274,378	10.92	171,432,544	29.03
2000	219,861,786	17.12	78,834,651	10.08	141,027,135	27.94
1999	166,145,597	16.41	57,382,233	9.55	108,763,364	26.43

THE MILLS CORPORATION

OUTSTANDING DEBT

DECEMBER 31, 2003

(Unaudited, dollars in thousands)

		Interest
	Balance	Rate Type	Annual Rate	Annual Amount	Maturity Date	Company Guaranty
Property Mortgages:
Broward Mall (1)	$64,361	Fixed	6.90%	$4,441	3/18/09	—
Cross collateralized portfolio (2)	320,000	Variable	L+210bp	13,100	2/10/08	—
Cincinnati Mills (3)	58,447	Variable	L+200bp	2,635	12/1/06	75%
Concord Mills Residual III (4)	17,815	Variable	L+225bp	600	1/31/04	100%
CVS Portfolio	26,501	Fixed	7.96%	2,109	10/10/10	—
CVS Portfolio	20,873	Fixed	9.35%	1,952	1/10/23	—
Del Amo Fashion Center (5)	287,000	Variable	L+206bp	10,671	8/10/08	4%
Franklin Mills/Liberty Plaza (6)	132,913	Fixed	7.67%	10,195	10/10/07	—
Opry Mills (7)	175,000	Fixed	5.32%	9,306	10/10/07	—
Potomac Mills/Gurnee Mills (8)	346,520	Fixed	7.46%	25,851	3/10/11	—
Riverside Square (9)	65,000	Fixed	5.77%	3,752	1/11/13	—
Sawgrass Mills (10)
Mortgage	293,351	Fixed	7.18%	21,063	7/7/06	—
Mezzanine	36,112	Variable	L+450bp	2,196	7/7/06	—
Sawgrass Mills Residual	2,871	Variable	L+165bp	80	1/16/04	100%
	1,846,764			107,951

Other:
Line of credit (11)	227,000	Variable	L+250bp	8,217	6/26/06	100%
Term loan (12)	35,000	Variable	L+225bp	1,485	5/20/05	100%
Mainstreet	8,888	Fixed	8.10%	720	7/21/10	100%
Capital lease	1,662	Fixed	10.41%	173	7/15/05	100%
	$2,119,314			$118,546

Remaining principal payments:
2004	$38,783
2005	44,136
2006	618,439
2007	309,882
2008	616,107
Thereafter	491,967
	$2,119,314

L = one month LIBOR (London Interbank Offered Rate) which was 1.12% at December 31, 2003.

E = one month EURIBOR (Euro London Interbank Offered Rate) which was 2.1% at December 31, 2003.

P = daily prime which was 4% at December 31, 2003.

bp = basis points

DSC = debt service coverage

(1)                                  Broward Mall was acquired in January 2003 and the mortgage adjusted to fair market value resulting in an effective interest rate of 5.34%.  Principal payments of $1,500 are due March 2004 and 2005 with annual principal payments thereafter of $2,000.

(2)                                  In connection with the Cadillac Fairview acquisition, the Company obtained a mortgage cross collateralized by all of the Cadillac properties acquired, except Broward Mall.  The loan agreement contains a LIBOR floor of 1.75% on a notional amount of $75,000.  An interest rate swap locks LIBOR at 2.07% on the remaining $245,000 through February 15, 2005.  The mortgage is due February 10, 2006 but the Company intends to exercise its option to extend the maturity for two one-year terms.  The mortgage is interest-only through maturity.

(3)                                  In February 2004 this loan was refinanced with the proceeds of a new construction loan which is fully guaranteed by the Company. The new loan, which has a total commitment of $122,000, matures in February 2007 and bears interest at LIBOR plus 200 basis points. An interest rate swap locks LIBOR at 2.42% on a notional amount of $57,000 through November 30, 2004. A second interest rate swap locks LIBOR at 3.88% from December 1, 2004 through October 1, 2006.

(4)                                  In January 2004, all but $1,421 of this loan was repaid with the proceeds of a $16,400 loan. The maturity date on the remaining loan was extended to December 31, 2004 and continues to be fully guaranteed by the Company. The new loan, which is not guaranteed by the Company, bears interest at 5.76% and is amortizing on a 30-year schedule with a scheduled balloon repayment date of February 1, 2014.

(5)                                  In connection with the June 2003 Del Amo acquisition, the Company obtained a $316,000 mortgage loan collateralized by the acquired property and bearing interest at LIBOR plus 240 basis points.  The loan is scheduled to mature in August 2006 but the Company intends to exercise its two one-year extension options.  In September 2003, the mortgage was componentized into senior and junior notes.  The Company acquired $29,000 of the junior notes effectively reducing the principal balance to $287,000 and the interest rate to a blended interest rate of LIBOR plus 206 basis points.  The loan has a LIBOR floor of 1.75% on a notional amount of $70,000.  An interest rate swap locks LIBOR at 1.67% on a notional amount of $190,000 through December 2004.  A second interest rate swap locks LIBOR at 3.47% on a notional amount of $100,000 from December 2004 through December 2005.  The loan is interest-only through maturity and the Company has guaranteed $12,000 of the total balance.

(6)                                  The Franklin Mills/Liberty Plaza mortgage is amortizing on a 30-year schedule with a scheduled balloon repayment date of May 5, 2007.

(7)                                  The Opry Mills mortgage matures in October 2005 but the Company intends to exercise its two one-year extension options.  The loan’s stated interest rate is LIBOR plus 118 basis points.  An interest rate swap locks LIBOR at 4.14% on a notional amount of $175,000 through October 2007.  The Company may borrow an additional $25,000 provided certain terms and conditions are met.

(8)                                  The Potomac Mills/Gurnee Mills mortgage is amortizing on a 30-year schedule with a scheduled balloon repayment date of March 10, 2011.

(9)                                  The Riverside Square mortgage is interest-only through January 10, 2005 and amortizing on a 30-year schedule with a scheduled balloon repayment date of January 11, 2013.

(10)                            The Sawgrass Mills loans are amortizing on a 30-year schedule with a scheduled balloon repayment date of July 7, 2006.  An interest rate swap on a notional amount of $36,112 locks LIBOR at 2.16% through September 7, 2004 for the mezzanine loan.

(11)                            The total commitment under the unsecured line of credit is $500,000.  Fund availability is subject to certain performance measures and restrictive covenants.  Subject to certain leverage tests, the line bears interest at a variable rate ranging from 150 to 250 basis points over the applicable Eurocurrency rate: LIBOR for U.S. dollar denominated borrowings and EURIBOR for euro denominated borrowings.  At December 31, 2003 the available balance was $262,350 (net of letters of credit totaling $10,650) and the interest rate spread was 250 basis points.  The line is scheduled to expire in June 2006 but contains a one-year extension option.

(12)                            An interest rate swap on a notional amount of $35,000 locks LIBOR at 2.17% through November 1, 2004.

THE MILLS CORPORATION

OUTSTANDING DEBT OF UNCONSOLIDATED JOINT VENTURES

DECEMBER 31, 2003

(Unaudited, dollars in thousands)

			Interest
		Balance	Rate Type	Annual Rate	Annual Amount	Maturity Date	Company Guaranty
Permanent Loans:
Arizona Mills		$142,268	Fixed	7.90%	$11,232	10/5/10	—
Arundel Mills (1)		187,000	Fixed	4.61%	8,613	6/9/10	—
The Marketplace at Arundel (2)		12,400	Fixed	5.92%	734	1/1/14	—
Gwinnett Place & Town Center at Cobb (3)		230,578	Fixed	7.36%	16,964	4/1/07	—
Concord Mills		178,989	Fixed	6.13%	10,977	12/7/12	—
FoodBrand capital leases		19,960	Fixed	4 - 12.2%	1,329	7/15/05 - 10/31/08	60.0%
FoodBrand line of credit (4)		5,500	Variable	P-50bp	193	8/31/04	60.0%
Grapevine Mills (5)		152,976	Fixed	6.47%	9,898	10/1/08	—
Grapevine Mills II (6)		14,179	Fixed	8.39%	1,190	11/5/08	—
Great Mall of the Bay Area (7)		175,000	Fixed	4.80%	8,400	9/1/08	—
Katy Mills		148,000	Fixed	6.69%	9,906	1/9/13	10.1
Ontario Mills (8)		136,938	Fixed	6.75%	9,243	12/1/08	—
Ontario Mills II		10,260	Fixed	8.01%	822	1/5/09	—
The Block at Orange (9)		135,000	Variable	L+132bp	8,780	1/9/09	—
		1,549,048			98,281

	Commitment:
Construction Loans:
Colorado Mills (10)	$170,000	150,510	Variable	L+225bp	6,322	3/28/05	50.0%
Discover Mills (11)	167,243	162,198	Variable	L+225bp	5,838	4/15/04	100.0%
Madrid Xanadú (12)	242,350	232,018	Variable	E+155bp	8,471	5/9/06	100.0%
St. Louis Mills (13)	162,000	111,080	Variable	L+195bp	4,119	5/13/06	100.0%
	$741,593	655,806			24,750
		$2,204,854			$123,031

Remaining principal payments:
2004	$184,019
2005	167,433
2006	359,240
2007	232,845
2008	469,050
Thereafter	792,267
$2,204,854

L = one month LIBOR (London Interbank Offered Rate) which was 1.12% at December 31, 2003.

E = one month EURIBOR (Euro London Interbank Offered Rate) which was 2.1% at December 31, 2003.

P = daily prime which was 4% at December 31, 2003.

bp = basis points

DSC = debt service coverage

(1)                                  The Company has a one-time right to borrow an additional $40,000 in mezzanine debt provided certain conditions are met.

(2)                                  The loan is amortizing on a 30-year schedule with a scheduled balloon repayment date of January 1, 2014.

(3)                                  The principal is evidenced by two fixed rate loans that are amortizing on a 30-year schedule with an anticipated balloon repayment date of April 1, 2007.  One loan bears interest at a rate of at 7.54% while the other is at 7.25%.  The loans are cross collateralized.

(4)                                  The total commitment on the line of credit is $7,500.  Funds are available subject to certain performance measures and restrictive covenants.

(5)                                  The loan is amortizing on a 30-year schedule with a scheduled balloon repayment date of October 1, 2008.

(6)                                  The loan is amortizing on a 30-year schedule with a scheduled balloon repayment date of November 5, 2008.

(7)                                  The mortgage is a 5-year, interest-only loan.

(8)                                  The loan is amortizing on a 30-year schedule with a scheduled balloon repayment date of December 1, 2008.

(9)                                  In December 2003, The Block at Orange loan was refinanced with a 5-year, interest-only loan.  The new loan has a stated interest rate of LIBOR plus 132 basis points.  An amortizing interest rate swap locks LIBOR at 5.35% on a notional amount of $129,701 through May 1, 2006.  The loan has an original maturity of January 9, 2006 but the Company intends to exercise its option to extend the maturity date for three one-year terms.

(10)                            Interest rate swaps lock LIBOR at 2.44%, 2.43% and 1.29% on notional amounts of $78,000, $32,000 and $30,000, respectively, through November 1, 2004.  Basis points are subject to reduction as the project meets specific milestones related to completion, occupancy and DSC ratio levels.  The loan has a term of three years with a one-year extension option.  The Company’s guaranty may be reduced to 20% when the project meets certain leasing and occupancy requirements and has a DSC ratio of 1.5.

(11)                            Interest rate swaps lock LIBOR at 2.10% and 1.95% on notional amounts of $126,672 and $30,000, respectively, through April 1, 2004.  Basis points can be reduced to 200 when the project achieves a DSC ratio of 1.25 and to 175 when the project achieves a DSC ratio of 1.4 and has prepaid at least $10,000 of principal.  The loan has a term of three years with a one-year extension option.  The Company’s guaranty may be reduced to 50% upon completion of the construction phase, satisfaction of certain leasing and occupancy requirements and achievement of a DSC ratio of 1.1.  The guaranty is further reduced to 25% as additional leasing and occupancy milestones are met along with achieving a DSC ratio of 1.25.

(12)                            The loan is denominated in Euros and has a total commitment of €193,000 (€165,000 construction loan and €28,000 for VAT).  With respect to the construction loan, basis points can be reduced to 145 while a DSC ratio of 1.1 is maintained; to 135 with a DSC ratio of 1.2; and to 125 with a DSC ratio of 1.3.  The maturity date of the loan is May 9, 2006, but the agreement provides for two one-year extensions.  Exercise of the extension options are subject to satisfying a variety of conditions including partial repayment, DSC ratio and loan-to-value levels.  When DSC ratios of 1.1, 1.2 and 1.3 are achieved, the Company’s guaranty is reduced to 50%, 25% and 0%, respectively.

(13)                            An interest rate swap locks LIBOR at 2.41% on a notional amount of $55,000 through November 1, 2005.  Basis points can be reduced to 175 when the project meets specific completion, occupancy and leasing milestones and attains DSC ratio of 1.2.  Basis points may be reduced to 155 when additional milestones are met along with achieving a DSC ratio of 1.35.  When certain reporting, completion, occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 achieved, the Company’s guaranty is reduced to 50%, 30% and 10%, respectively.

THE MILLS CORPORATION
IN-LINE STORE SALES ANALYSIS
(Unaudited)

Information pertaining to in-line store sales as reported by tenants is presented below for each of the three years ended December 31, 2003.

Gross Sales per Square Foot includes only centers that have been operating for at least 24 months that the Company recently acquired or, if developed by the Company, construction is complete:

2003 —        Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Great Mall of the Bay Area, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Block at Orange, Broward Mall, Del Amo Fashion Center, Dover Mall, The Esplanade, Galleria at White Plains, Gwinnett Place, Northpark Mall, Riverside Square and Town Center at Cobb.

2002 —        Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

2001 —        Arizona Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

Comparable Same Space Sales includes only those tenants that have been in occupancy for at least 24 months and were in occupancy at both January 1 and December 31 of the year presented. Tenants at centers that have been owned or, if developed, that construction has been completed for less than 24 months are excluded.  Excluded properties include all properties acquired in 2003 and 2002; Madrid Xanadú, Colorado Mills and Discover Mills; and, for 2002 and 2001, Arundel Mills and Opry Mills.

Comparable Same Center Sales per Square Foot compares sales at centers that were operating on both January 1 and December 31 of the year presented and that were owned or, if developed, that construction had been completed for at least 24 months:

2003 —        Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

2002 —        Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

2001 —        Arizona Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

	Current Year	Prior Year	Percentage Change
Gross Sales per Square Foot:
2003	$337	$326	3.4%
2002	$326	$326	—
2001	$330	$338	(2.4)%

Comparable Same Space Sales (dollars in thousands):
2003	$1,579,063	$1,575,308.2%
2002	$1,501,816	$1,540,299	(2.5)%
2001	$1,231,195	$1,272,193	(3.2)%

Comparable Same Center Sales per Square Foot:
2003	$332	$326	1.8%
2002	$326	$326	—
2001	$330	$338	(2.4)%

THE MILLS CORPORATION
CAPITAL EXPENDITURES FOR OPERATING PROPERTIES
(Unaudited)

Capital expenditures for Comparable Properties, including the Company’s proportionate share of joint venture expenditures are summarized below.  The recurring non-tenant category includes capital expenditures that are neither tenant related nor recoverable from tenants.  Recurring and non-recurring tenant categories are comprised of tenant specific capital expenditures including tenant improvements, tenant allowances and capitalized internal leasing costs.  Work in progress consists of construction in progress which, when complete, will be classified in either the recurring tenant or the non-recurring tenant category.

	Years Ended December 31,
	2003	2002	2001

Recurring Non-Tenant Capital Expenditures
Costs	$1,377,209	$1,336,478	$1,188,795
Per Square Foot (1)	.07	.12	.11

Recurring Tenant Improvement/Leasing Costs
Costs	$5,382,600	$2,522,369	$1,821,232
Per Square Foot Improved (2)	4.71	5.00	8.82
Per Square Foot (1)	.27	.23	.20

Total Recurring Costs
Costs	$6,759,808	$3,858,847	$3,010,027
Per Square Foot (1)	.34	.35	.31

Non-Recurring Tenant Improvements/Leasing Costs
Costs	$25,728,847	$22,472,410	$11,561,703
Per Square Foot Improved (3)	13.04	19.95	14.06
Per Square Foot (1)	1.29	2.11	1.08

Work in Process
Cumulative Improved Costs	$38,208,250	$15,849,243	$9,903,298
Cumulative Improved Costs Per Square Foot (4)	34.64	20.63	29.00

(1)                                  Based on total GLA of the properties excluding tenant owned GLA.

(2)                                  Based on total GLA of all recurring store openings including spaces requiring no expenditures.

(3)                                  Based on total GLA of all non-recurring store openings.

(4)                                  Based on total GLA of all tenant space with construction in progress.

THE MILLS CORPORATION
KEY FINANCIAL RATIOS
(Unaudited, dollars in thousands, except ratio and per share data)

	As of and for the Year Ended December 31,
	2003		2002
COVERAGE RATIOS (1):
Interest coverage ratio (EBITDA/interest expense)	3.6		3.5
Fixed charge ratio (EBITDA/interest expense, preferred dividends/distributions and loan principal amortization)	2.6		2.7

LEVERAGE RATIO:
Debt to market capitalization	50.3%		49.5%

PAYOUT RATIOS:
Dividends paid	$136,330		$110,870
Funds from operations (“FFO”) available to common equity holders	$220,567		$165,226
Adjusted funds from operations (“AFFO”) available to common equity holders	$213,807		$161,367
FFO payout ratio (Dividends/FFO)	61.8%		67.1%
AFFO payout ratio (Dividends/AFFO)	63.8%		68.7%

DEBT INDICATORS:
Weighted average maturity (2)	4.5	yrs	5.9	yrs
Weighted average interest rate:
Consolidated debt	5.6%		6.8%
Consolidated and unconsolidated debt (2)	5.6%		6.5%
Fixed rate debt percentage:
Consolidated debt	53.6%		87.3%
Consolidated and unconsolidated debt (2)	59.0%		82.8%
Fixed rate debt percentage, including swaps (3):
Consolidated debt	80.1%		97.5%
Consolidated and unconsolidated debt (2)	80.3%		96.7%

(1)                                  Calculation includes the Company’s proportionate share of unconsolidated joint ventures’ EBITDA and interest expense. EBITDA also includes foreign currency exchange gains of $39,791 and $11,582 for the years ended December 31, 2003 and 2002, respectively.

(2)                                  Includes the Company’s proportionate share of unconsolidated joint ventures’ debt.

(3)                                  Includes swaps in place through December 31st of the year following the period presented.

	As of and for the Year Ended December 31,
	2003	2002

Market Capitalization:
Common stock and units outstanding at the end of period	63,762	59,434
Stock price at the end of period	$44.00	$29.34

	$2,805,528	$1,743,794
Series B Cumulative Redeemable Preferred Stock	107,500	107,500
Series C Cumulative Redeemable Preferred Stock	87,500	85,000
Series D Cumulative Redeemable Preferred Units	10,000	—
Series E Cumulative Redeemable Preferred Stock	213,625	—

Total equity market capitalization (A)	$3,224,153	$1,936,294

Consolidated debt	$2,119,314	$1,298,682
Proportionate share of unconsolidated joint venture debt	1,138,864	675,791

Total debt at the end of the period (B)	$3,258,178	$1,974,473

Series A Convertible Preferred Stock (C)	$—	$75,000

Total market capitalization (A) + (B) + (C)	$6,482,331	$3,985,767

EBITDA:
Income before minority interest and discontinued operations	$155,810	$89,965
Add:
Depreciation and amortization	89,691	48,405
Interest expense	76,636	48,156
Loss on debt extinguishments	550	1,260
Equity in depreciation and amortization	55,445	42,930
Equity in interest expense	54,241	35,916
Equity in loss on debt extinguishments	456	13

Total EBITDA	$432,829	$266,645

Interest Expense, net of Loan Cost Amortization:
Interest expense	$69,375	$42,819
Equity in interest expense	50,935	33,452

Total combined interest expense	$120,310	$76,271

Adjusted Funds From Operations
Funds from operations available to common equity holders	$220,567	$165,226
Less recurring capital expenditures	(6,760)	(3,859)

Adjusted funds from operations available to common equity holders	$213,807	$161,367

ATTACHMENT 1

THE MILLS CORPORATION
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
(Unaudited, in thousands, except per share data)

The Company’s press release and this Supplemental Information package present certain non-GAAP financial measures which the Company believes provide useful information to investors in analyzing its performance, financial condition and results of operations relative to other Real Estate Investment Trusts (“REITs”). Such measures include:

•                                          Funds from Operations (“FFO”)

•                                          Adjusted Funds from Operations (“AFFO”)

•                                          Net Operating Income (“NOI”)

•                                          Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”)

Although these measures are different from one another, the Company believes income before minority interest and discontinued operations would be the most comparable GAAP measure for each of these measures.  Further discussion of these measures follows.

Funds from operations: Management uses FFO as a useful supplemental measure of its operating performance. FFO is a recognized metric used extensively by the real estate industry, in particular, REITs. Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of such assets diminishes predictably over time. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”

FFO, as defined by NAREIT is “net income (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis”.  The Company’s FFO has been modified from the NAREIT’s definition of FFO to exclude foreign currency exchange gains or losses resulting from transactions related to the investment and intercompany balances between the Company and its foreign unconsolidated investees. The exclusion of these foreign currency exchange gains/losses is consistent with the objective of presenting the Company’s FFO because fluctuations in the measurement of the investment and intercompany balances are not considered significant in evaluating the Company’s operating performance. In addition, the Company believes that such exclusion enables it to present its FFO on a comparable basis with other REITs that do not have foreign investments and intercompany balances that would result in foreign currency exchange gains/losses. The Company thinks that financial analysts, investors and stockholders are better served by the clearer presentation of comparable period operating results generated from its FFO measure that excludes the foreign currency gain or loss. Even with this adjustment, the Company’s method of calculating FFO may be different from methods used by other REITs and accordingly, may not be comparable to such other REITs.

FFO is presented to assist investors in analyzing the Company’s performance and to provide an indication of its ability to fund capital expenditures, distribution requirements and other cash needs. FFO is not intended to represent cash flow from operations as defined by GAAP; is not indicative of cash available to fund all cash flow needs and liquidity, including the ability to make distributions; and should not be considered an alternative to net income determined in accordance with GAAP for purposes of evaluating operating performance.

Income before minority interest and discontinued operations is considered by management to be the most comparable GAAP measure relative to FFO.  Reconciliations from income before minority interest and discontinued operations to FFO available to common equity holders and related per share and unit amounts follow.

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Consolidated:
Income before minority interest and discontinued operations	$48,623	$32,889	$155,810	$89,965
Add:
Income from discontinued operations before minority interest	—	99	128	397
Depreciation and amortization	31,005	15,394	86,635	46,071
Equity in depreciation and amortization	16,464	11,949	55,445	42,930
Deduct:
Gain on sales of joint venture interests	(729)	—	(9,191)	—
Foreign currency exchange gains, net	(13,717)	(4,983)	(38,639)	(11,582)
Equity in foreign currency exchange (losses) gains, net	33	—	(1,152)	—
Funds from operations	81,679	55,348	249,036	167,781
Less preferred stock dividends and Series D preferred unit distributions	(9,115)	(2,555)	(28,469)	(2,555)
Funds from operations available to common equity holders	$72,564	$52,793	$220,567	$165,226

Funds from operations per common equity share and unit (Basic):
Income before minority interest and discontinued operations	$.77	$.59	$2.57	$1.73
Add:
Income from discontinued operations before minority interest	—	—	—	.01
Depreciation and amortization	.49	.28	1.42	.88
Equity in depreciation and amortization	.26	.21	.91	.82
Deduct:
Gain on sales of joint venture interests	(.01)	—	(.15)	—
Foreign currency exchange gains, net	(.22)	(.09)	(.64)	(.22)
Equity in foreign currency exchange (losses) gains, net	—	—	(.02)	—
Less preferred stock dividends and Series D preferred unit distributions	(.14)	(.05)	(.47)	(.05)
Funds from operations per common share and unit	$1.15	$0.94	$3.62	$3.17

Funds from operations per common equity share and unit (Diluted):
Income before minority interest and discontinued operations	$.75	$.58	$2.54	$1.72
Add:
Income from discontinued operations before minority interest	—	—	—	.01
Depreciation and amortization	.48	.28	1.40	.85
Equity in depreciation and amortization	.26	.21	.90	.81
Deduct:
Gain on sales of joint venture interests	(.01)	—	(.15)	—
Foreign currency exchange gains, net	(.21)	(.09)	(.63)	(.22)
Equity in foreign currency exchange (losses) gains, net	—	—	(.02)	—
Less preferred stock dividends and Series D preferred unit distributions	(.14)	(.05)	(.46)	(.05)
Funds from operations per common share and unit	$1.13	$.93	$3.58	$3.12

Unconsolidated Joint Ventures:
Net Income	$16,166	$23,174	$36,985	$45,180
Add depreciation and amortization	32,198	23,284	112,215	94,633
Deduct foreign currency exchange (losses) gains, net	53	—	(1,901)	—
Funds from operations	$48,417	$46,458	$147,299	$139,813

Adjusted funds from operations:  AFFO is FFO excluding the impact of recurring capital expenditures (fixed asset expenditures and leasing costs for operating real estate properties). The Company believes AFFO is an important performance measure for an equity REIT as it offers an indication of a REIT’s ability to incur and service debt; to fund required distributions; and to provide for other cash needs. Most equity REITs provide AFFO information to the investment community and so it is also a useful measure in comparisons to other equity REITs.  Still, the Company’s method of calculating AFFO may be different from methods used by other REITs and accordingly, may not be comparable to other REITs.

Income before minority interest and discontinued operations is considered by management to be the most comparable GAAP measure relative to AFFO.  Reconciliations between the two measures follow.

	Year Ended December 31,
	2003	2002
Consolidated:
Income before minority interest and discontinued operations	$155,810	$89,965
Add:
Income from discontinued operations before minority interest	128	397
Depreciation and amortization	86,635	46,071
Equity in depreciation and amortization	55,445	42,930
Deduct:
Gain on sales of joint venture interests	(9,191)	—
Foreign currency exchange gains, net	(38,639)	(11,582)
Equity in foreign currency exchange gains, net	(1,152)	—
Funds from operations	249,036	167,781
Less recurring capital expenditures	(6,760)	(3,859)
Adjusted funds from operations	242,276	163,922
Less preferred stock dividends and Series D preferred unit distributions	(28,469)	(2,555)
Adjusted funds from operations available to common equity holders	$213,807	$161,367

Unconsolidated joint ventures:
Net income	$36,985	$45,180
Add depreciation and amortization	112,215	94,633
Deduct foreign currency exchange gains, net	(1,901)	—
Funds from operations	147,299	139,813
Less recurring capital expenditures	(2,287)	(2,308)
Adjusted funds from operations	$145,012	$137,505

Net operating income:  NOI is defined as revenues from minimum rent (including GAAP adjustments for straight-line rental income), percentage rent, recoveries from tenants and other property revenue less recoverable expenses and other property expenses. Other property expenses include bad debt expenses but exclude interest expense, management fees and depreciation and amortization. NOI is used by management in assessing the operating results of its properties and the value of its real estate assets. The Company believes NOI enhances one’s understanding of the core operating performance of a REIT’s real estate portfolio before considering depreciation and amortization, financing costs and general and administrative expenses. NOI measures presented by the Company may not be comparable to other similarly titled measures of other companies.

Income before minority interest and discontinued operations is considered by management to be the most comparable GAAP measure relative to NOI.  Reconciliations between the two measures follow.

	Three Month Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Consolidated:
Income before minority interest and discontinued operations	$49,593	$32,889	$156,780	$89,965
Add:
General and administrative	8,410	8,117	24,666	17,736
Depreciation and amortization	30,898	16,025	88,721	48,405
Equity in loss on debt extinguishments	430	13	456	13
Interest expense, net	23,230	12,395	76,636	48,156
Loss on debt extinguishments	—	—	550	1,260
Other (income) expense	(431)	2,234	1,605	653
Deduct:
Management fee income	(2,705)	(2,311)	(11,784)	(10,925)
Other fee income	(773)	(4,348)	(4,542)	(8,856)
Equity in earnings of unconsolidated joint ventures	(12,413)	(16,265)	(27,039)	(30,522)
Equity in foreign currency exchange (losses) gains, net	33	—	(1,152)	—
Interest income	(2,736)	(1,809)	(11,518)	(7,440)
Gain on sales of joint venture interests	(729)	—	(9,191)	—
Foreign currency exchange gains, net	(13,717)	(4,983)	(38,639)	(11,582)
Net operating income	$79,090	$41,957	$245,549	$136,863

Unconsolidated joint ventures:
Net income	$16,166	$23,174	$36,985	$45,180
Add:
Management fees (operating expenses)	2,686	2,501	10,992	9,601
Depreciation and amortization	32,198	23,284	112,215	94,633
Interest expense, net	31,139	20,362	108,797	82,536
Loss on debt extinguishments	1,739	35	1,783	35
Deduct:
Interest income	(462)	(1,082)	(1,791)	(3,073)
Other income	(8,198)	(12,223)	(12,103)	(21,491)
Foreign currency exchange (losses) gains, net	53	—	(1,901)	—
Net operating income	$75,321	$56,051	$254,977	$207,421

Earnings Before Interest, Income Taxes, Depreciation and Amortization:  EBITDA is defined as income before discontinued operations and minority interest plus interest expense, income taxes and depreciation and amortization. The Company’s pro rata share of these expenses from its unconsolidated joint ventures is also excluded. Both loan cost amortization and loss on debt extinguishments are included in the definition of interest expense.  Management uses EBITDA as a performance measure and believes it offers a further tool in evaluating a REIT’s ability to incur and service debt; fund required distributions and provide for other cash needs. EDITDA is not intended to represent cash flow from operations as defined by GAAP; is not indicative of cash available to fund all cash flow needs and liquidity, including the ability to make distributions; and should not be considered an alternative to net income determined in accordance with GAAP for purposes of evaluating operating performance. EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.

Income before minority interest and discontinued operations is considered by management to be the most comparable GAAP measure relative to EBITDA. Reconciliations between the two measures follow.

	2003	2002
Consolidated:
Income before minority interest and discontinued operations	$155,810	$89,965
Add:
Depreciation and amortization	89,691	48,405
Equity in depreciation and amortization	55,445	42,930
Interest expense, net	76,636	48,156
Equity in interest expense, net	54,241	35,916
Loss on debt extinguishments	550	1,260
Equity in loss on debt extinguishments	456	13
Earnings Before Interest, Income Taxes, Depreciation and Amortization	$432,829	$266,645

Unconsolidated joint ventures:
Net income	$36,985	$45,180
Add:
Depreciation and amortization	112,215	94,633
Interest expense, net	108,797	82,536
Loss on debt extinguishments	1,783	35
Earnings Before Interest, Income Taxes, Depreciation and Amortization	$259,780	$222,384

Other Definitions and Terms

Comparable Properties:  Comparable Properties consist of properties that have been owned and had stabilized operations for at least the prior 24 month period and where a comparison of operating results from the prior to the current period is meaningful.